EXHIBIT 99.1

MASTER GLOBAL MARKETING AND DISTRIBUTION AGREEMENT

This agreement (together with the Exhibits, Schedules and Attachments hereto, if any, therein referred to as the  “Agreement”) is made as of the 21st  day of April, 2010  by and between Cellynx Group, Inc., a Nevada corporation and its affiliates and subsidiaries hereinafter referred to as (“CELLYNX”) and Dollardex, Corp. a Panama corporation, hereinafter referred to as  (“DOLLARDEX”).  CELLYNX and DOLLARDEX are sometimes referred to herein as a “Party” or collectively as the “Parties.”

WITNESSETH:
WHEREAS, CELLYNX is engaged in the development, production, assembly, marketing and licensing of certain proprietary amplification devices for wireless products, principally the 5BARz™ and related accessories line of products.

WHEREAS, DOLLARDEX proposes to establish a distribution network of CELLYNX’s line of products in the territory described herein as well as has the necessary ability to locate, train, and assist international dealers in the promotion, marketing and sales of the 5BARz™ and related accessories line of products, and to provide other related services to CELLYNX in connection therewith.

WHEREAS, CELLYNX and DOLLARDEX have previously entered into a certain Joint Venture Agreement pursuant to which CELLYNX granted to DOLLARDEX and certain JV Companies (as defined therein) exclusive distribution rights of DOLLARDEX’s products in a designated territory (the “Prior Agreement”).That agreement was then terminated  by an Agreement dated July 22,2008 which is now being amended as of  the above date of April 21, 2010 or upon full execution.

NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

ARTICLE I

DEFINITIONS

           For the purposes of this Agreement, the following terms shall, unless the context otherwise requires, have the meaning set forth below:

1.1            “Change of Control" shall mean any of the following transactions involving another company (other than CELLYNX or any of its affiliates) (a) a merger or consolidation of DOLLARDEX which results in the voting securities of DOLLARDEX outstanding immediately prior thereto ceasing to represent at least 50.1% of the combined voting power of the surviving entity immediately after such merger or consolidation; (b) the sale of all or substantially all of the assets of the DOLLARDEX; or (c) any one person (other than CELLYNX, any trustee or other fiduciary holding securities under an employee benefit plan of CELLYNX, or any corporation owned directly or indirectly by the stockholders of CELLYNX, in substantially the same proportion as their ownership of stock of CELLYNX), together with any of such person's "affiliates" or "associates", as such terms are used in the Securities Exchange Act of 1934, as amended, becoming the beneficial owner of 50.1% or more of the combined voting power of the outstanding securities of DOLLARDEX or by contract or otherwise having the right to control the board of directors or equivalent governing body of DOLLARDEX or the ability to cause the direction of management of the DOLLARDEX.

1.2            “Cost” shall mean costs of goods sold as determined by U.S. generally accepted accounting principles.

1.3             “Customer” shall mean any reseller (whether wholesaler or retailer) or end user of the Products in the Territory.

1.4            “Dealer(s)” shall mean distributors and agents of the Products, as appointed by DOLLARDEX  and accepted by CELLYNX, in the Territory.

1.5            "Intellectual Property Rights" means the collective intellectual property rights now held or hereafter created or acquired by a party, whether arising under the laws of the United States or any other state, country or jurisdiction, for (i) all classes or types of patents, utility models, utility patents and design patents (including, without limitation, originals, divisions, continuations, continuations-in-part, extensions, renewals or reissues), patent applications and disclosures for these classes or types of patent rights in all countries of the world (collectively "Patent Rights"); (ii) all copyrights in both published works and unpublished works, software, all registrations and applications therefor and all moral rights in such works (collectively "Copyrights"); (iii)  all trade names, logos, common law trademarks and service marks, trademark, and service mark registrations, related goodwill and applications therefore throughout the world (collectively, “Trademarks”); (iv) all know-how, trade secrets, inventions, other confidential information, customer lists, software, technical data or specifications, testing methods, business or financial information, research and development activities, product and marketing plans, customer and supplies information, process technology, plans, drawings, and blue prints (collectively "Trade Secrets"); and (v) all rights (contractual or otherwise) to prevent disclosure or use of confidential information, and any other similar form of intellectual property or proprietary rights, statutory or otherwise, whether registrable or not and shall include applications thereto.

1.6            “Net Earnings” shall mean the total net earnings, as defined under U.S. generally accepted accounting principles, before taxes, of DOLLARDEX from sales, licensing and other income relating directly or indirectly to the Products in the Territory.

1.7            “Products” shall mean the 5BARz™ and all related accessories, if any, and any and all future products of CELLYNX.

1.8            “Territory” or “Territories” shall mean the following nine (9) regions: Canada, South America, Europe, Middle East, China, India, Australia, Africa, and South East Asia or those countries which may be expanded from time to time by mutual agreement by the Parties to include other countries.

ARTICLE II

TERMS AND CONDITIONS

2.1 Termination of Prior Agreement.  The Prior JV Agreement has been terminated and  this agreement will amend the July 22, 2008 Agreement which replaced that JV Agreement and will be effective as of April 21, 2010 or upon the full execution of this Agreement.  Neither Party shall remain liable for any monies owed by it to the other Party under the Prior Agreement, unless specifically provided for herein.

2.2 Exclusive Appointment.  Subject to DOLLARDEX compliance with the terms and conditions of this Agreement and subject to any limitations in this Agreement, CELLYNX appoints DOLLARDEX, and DOLLARDEX accepts such appointment, as the independent, exclusive distributor of the Products in and limited to the Territory. Except for the limited right to appoint other Dealers to market and distribute the Products as contemplated herein, and subject to the terms and conditions herein, DOLLARDEX shall have no right to sublicense the rights set forth herein.  Subject to DOLLARDEX’s compliance with the terms and conditions of this Agreement, during the term of this Agreement, CELLYNX will not appoint another distributor of the Products in the Territory.

2.3 Distribution.  DOLLARDEX will (a) sell and distribute the Products directly to Customers in the Territory, or (b) sell and distribute the Products to Dealers throughout the Territory for resale by such Dealers.  DOLLAREX  shall not sell to parties who resell Products outside the Territory and shall make reasonable efforts to monitor and detect such resales outside the Territory and prevent such resales.

2.4 Trademark License.  Subject to DOLLARDEX’s compliance with the terms and conditions of this Agreement, CELLYNX grants to DOLLARDEX an exclusive, non-transferable license to use the trade names, trademarks, logos and designations in or associated with the Products, as specified in Exhibit A (“Mark”), during the term of this Agreement, solely in connection with DOLLARDEX’s  marketing, promotion and distribution of the Products within the Territory.  Any such use of a Mark by DOLLARDEX must correctly attribute ownership of such mark to CELLYNX and must be in accordance with applicable law and CELLYNX’s then-current trademark usage guidelines.  DOLLARDEX will not remove or obscure any Marks on or in the Products, and will not attach any additional trademarks, logos or trade designations on or to the Products.  For the avoidance of doubt, the preceding language will not prohibit DOLLARDEX from noting DOLLARDEX as the exclusive distributor of the Products.  DOLLARDEX acknowledges and agrees that CELLYNX owns the Marks and that any and all goodwill and other proprietary rights that are created by or that result from DOLLARDEX’s use of a Mark hereunder inure solely to the benefit of CELLYNX.  DOLLARDEX will at no time contest or aid in contesting the validity of ownership of any Mark or take any action in derogation of CELLYNX’s rights herein, including, without limitation, selling any product or applying to register any trademark, trade name or other designation that is confusingly similar to any Mark.

2.5 License Restrictions.  DOLLARDEX may not market the Products under any other mark, and may not modify the Marks in any manner.  All rights not expressly granted hereunder are reserved to CELLYNX.  The processes, know-how, and related material proprietary to CELLYNX necessary to manufacture the Products (the “Technology”) and all Intellectual Property Rights therein are and will remain the sole and exclusive property of CELLYNX.

ARTICLE III

OBLIGATIONS OF THE PARTIES

3.1           Dealers Network.  DOLLARDEX will develop a network of Dealers in the Territory for the introduction, sale, maintenance, and distribution of the Products in the Territory.  DOLLARDEX shall insure that any and all subsequent distribution agreements with its Dealers shall be subject to the terms and conditions of this Agreement.

3.2           Pre-Approval of Dealers, Budgets and Business Plans.  CELLYNX shall have the right to pre-approve any Dealer introduced by DOLLARDEX and the  budgets and business plans of such Dealers, which approvals shall not be unreasonably withheld.  The Parties agree that, not excluding other reasonable criteria for non-approval, if any one or more of the following factors are present, the potential Dealer shall deemed to be unacceptable to CELLYNX unless specifically agreed to otherwise by CELLYNX:

(i)	The potential Dealer has committed a felony or a substantially similar crime, whether or not in the Territory;

(ii)	The potential Dealer has been or is currently subject to regulatory investigation;

(iii)	The potential Dealer has filed for bankruptcy or its equivalent in its Territory; or

(iv)	The potential Dealer does not have the financial ability to achieve the marketing objectives contemplated by the Parties.

3.3           Promotion.  DOLLARDEX will promote and advertise the Products in accordance with CELLYNX’s reasonable policies, as announced from time to time.  DOLLARDEX will obtain CELLYNX’s prior approval of any promotional or advertising material relating to the Products that are not expressly authorized be CELLYNX’s policies before publishing or distributing such materials.  If CELLYNX determines in its reasonable judgment that any Products or advertising or promotional materials used or planned by DOLLARDEX may be or are directly or indirectly injurious or prejudicial to the Marks or the rights thereto of CELLYNX, then upon notice from CELLYNX, DOLLARDEX shall promptly cease or cause the cessation of such activity.

3.4            DOLLARDEX Personnel.  DOLLARDEX will maintain sufficient technical and sales personnel having the knowledge and skills necessary to: (i) inform customers about the features and capabilities of the Products and, to the extent necessary, competitive products; (ii) service and support the Products in accordance with DOLLARDEX’s obligations under this Agreement; and (iii) otherwise perform its obligations under this Agreement. DOLLARDEX will, at its expense, comply with CELLYNX’s minimum training requirements for distributors of the Products.

3.5            Support.  DOLLARDEX will provide prompt and comprehensive pre-sales and post-sales support services, at its own cost, for the Products to DOLLARDEX’s Dealers and Customers in the Territory.  CELLYNX will maintain sufficient technical and sales personnel to provide such support service to DOLLARDEX  and its Dealers and Customers as reasonably necessary.

3.6            Drop Shipment.  CELLYNX will drop ship the Products to DOLLARDEX’s designated HUBs or such other location at the election of DOLLARDEX.  All costs related to such drop shipment are to be borne by DOLLARDEX or by the HUB or such other third party as separately agreed to between DOLLARDEX and the HUB or such third party. DOLLARDEX may establish such HUBs or other drop shipment locations with the written consent of CELLYNX which shall not be unreasonably withheld.  The risk of loss or damages to destruction of the Products shall be borne by DOLLARDEX.  For purposes of clarification the Parties acknowledge that the drop shipment costs to be borne by DOLLARDEX as provided for in this Section 3.6, shall be in addition to, apart from, and not counted as against, any other fee or monies to be paid by DOLLARDEX including without limitation the those provided for under Section 3.15 to this Agreement.

3.7            Facilities.  DOLLARDEX shall provide office facilities in the Territory to be used as training facilities by Dealers as DOLLARDEX deems necessary to meet its obligations.

3.8            Packaging.  DOLLARDEX will distribute the Products unmodified and with all packaging and proprietary rights statements intact, and any changes to such packaging or marking shall require CELLYNX’s pre-approval.   DOLLARDEX shall translate and provide all packaging material and related literature, including without limitation any CELLYNX users guides into the applicable language(s) in the Territory with all costs associated therewith to be borne by DOLLARDEX.

3.9            Business Conduct.  DOLLARDEX will: (i) conduct business in a manner that reflects favorably at all times on the Products and the good name, goodwill and reputation of CELLYNX; (ii) make no false or misleading representations or advertisements with regard to CELLYNX or the Products; and (iii) make no representations, warranties or guarantees to customers or to the trade with respect to the specifications, features or capabilities of the Products that are inconsistent with the literature distributed by CELLYNX.

3.10            Inventory.  DOLLARDEX will maintain an inventory of the Products sufficient to meet the needs of its Customers on a timely basis, but, in any event, at least an inventory sufficient to meet DOLLARDEX’s reasonably anticipated demands for any thirty (30) day period.

3.11            Competition.  DOLLARDEX shall not, and shall ensure that its Dealers shall not, sell, contract to sell, arrange for the sell, or otherwise acquire any interest either directly or indirectly in any products that compete with the Products.

3.12            Maintenance of Regulatory Approvals, Licenses, Certifications and CE Mark.

(i) Dollardex shall be fully responsible for obtaining all necessary certification and registration for the sale of the Products in the Territory.  Dollardex will be solely responsible for maintaining all obligations required as part of any regulatory approvals, licenses, ISO certifications and CE Markings issued under CELLYNX’s name. All such efforts shall be undertaken at Dollardex’s cost.  Dollardex shall also maintain in good standing all necessary regulatory approvals, licenses, ISO certifications and CE Markings issued under CELLYNX’s name.

(ii) DOLLARDEX shall be fully responsible for obtaining all necessary certification and registration for DOLLARDEX to sell Products. DOLLARDEX will be solely responsible for maintaining all obligations required as part of any regulatory approvals, licenses, ISO certifications and CE Markings issued under CELLYNX’s name. All such efforts shall be undertaken at DOLLARDEX’s cost.  DOLLARDEX shall also maintain in good standing all necessary regulatory approvals, licenses, ISO certifications and CE Markings issued under CELLYNX’s name and will notify the issuing parties and/or governmental agencies in each country where such regulatory approvals, licenses, ISO certifications and CE Markings have been issued or are to be issued under CELLYNX’s name.

(iii) DOLLARDEX will be solely responsible for ensuring its activities in the promotion, marketing, sales and distribution of Products is conducted in compliance with all regulations applicable to DOLLARDEX in each country where such activities take place. CELLYNX  commits to ensure that all regulatory approvals, licenses, ISO certifications and CE Markings of the Products are properly maintained or obtained, as applicable, such that there is no impairment of the good name and goodwill of CELLYNX.

(iv) Upon termination of this Agreement for any reason, DOLLARDEX, at the request of CELLYNX, will use commercially reasonable efforts to transfer any and all regulatory or governmental certifications or approvals pertaining to Products to CELLYNX.  CELLYNX shall reimburse DOLLARDEX for all reasonable and actual costs incurred by DOLLARDEX related to any and all regulatory or governmental certifications or approvals pertaining to the Products, if obtaining such certifications or approvals had been approved by CELLYNX in writing prior to being obtained.

3.13            Invoices, Collections, and Taxes.  DOLLARDEX shall render all invoices directly to Dealers or Customers.  Invoice payment shall be made directly to DOLLARDEX.  It is expressly understood by the Parties that full responsibility for all collections rests with DOLLARDEX.  CELLYNX shall have no obligation to pay any taxes on the sale of the Products in the Territory and DOLLARDEX agrees to indemnify and reimburse CELLYNX for any such taxes imposed on CELLYNX by any governmental entity with respect to the sale of the Products in the Territory.

3.14            Insurance.  DOLLARDEX agrees to procure and to maintain general comprehensive liability insurance covering each occurrence of bodily injury and property damage in the amount of not less than $1,000,000 per occurrence, $2,000,000 aggregate coverage, with endorsements for product and completed operations, blanket contractual liability, and vendor’s liability. DOLLARDEX agrees to furnish upon request by CELLYNX a certificate of insurance indicating coverage in the required amounts and stating that the insurer shall endeavor to give CELLYNX written notice at least thirty (30) days prior to any cancellation, non-renewal, or material change in coverage. CELLYNX must be named as an additional insured or loss payee.

3.15            Cost of Product.   CELLYNX shall sell the Products to DOLLARDEX at Cost plus 10%.   The sale of the Products shall be pursuant to a letter of credit satisfactory to CELLYNX providing for payment in full upon delivery or alternatively, in lieu of placement of a letter of credit, DOLLARDEX may, at its option, prepay the purchase price in cash, with payment due at the time of placement of its purchase order with CELLYNX.

3.16            Development of Business Plan. Prior to or concurrently with DOLLARDEX entering into distribution agreements with a Dealer or direct sell of the Products to Customers in a given Territory, CELLYNX and DOLLARDEX will work together to develop a business plan and budget for DOLLARDEX and Dealers to include a marketing plan and budget for deployment of the distribution and marketing of the Products in the specific Territory.  CELLYNX shall have approval rights of the business plan and budget including without limitation marketing and distribution channels which approvals shall not be unre3asonably withheld.  DOLLARDEX shall conduct business substantially in accordance with the terms of the business plan and budget, and shall exercise maximum efforts to insure that is Dealers conduct business substantially in accordance wit the terns of the business plan and budget.  Notwithstanding Section 4.3 to this Agreement (Business Plan Progress Report), DOLLARDEX shall notify CELLYNX as soon as practicable after it becomes aware of any deviation by it or its Dealers from the terms of the business plan and budget.  CELLYNX and DOLLARDEX shall use best efforts to work together to have open lines of communication and coordination between CELLYNX and DOLLARDEX to develop the business plan and budget and its deployment in order to maximize sales and sales opportunities in the Territory.

3.17            Reference to Sale.  Notwithstanding anything to the contrary, any all references in this Agreement to “sale” of the Products are subject to CELLYNX’s standard terms and conditions.

ARTICLE IV

RECORDS AND REPORTS.

4.1            Reports.  Commencing with the calendar quarter in which DOLLARDEX commences distribution, and within forty five (45) days after the end of each calendar quarter thereafter, DOLLARDEX will provide CELLYNX with a written report that includes: (i) DOLLARDEX’s net sales and shipments of each CELLYNX Product for that calendar quarter, by dollar volume and number of units, both in the aggregate and for such categories as CELLYNX may designate from time to time; (ii) DOLLARDEX’s current inventory levels of the Products, both in the aggregate and by CELLYNX Product; and (iii) any other information reasonably requested by CELLYNX pertaining to this Agreement. DOLLARDEX’s report will comply in form and substance with CELLYNX’s reporting requirements, as they are reasonably determined by CELLYNX and communicated to DOLLARDEX from time to time.

4.2            Audited Financials. DOLLARDEX shall provide CELLYNX with (a) annual audited financial statements to be audited by a recognized international auditing firm prepared in accordance with U.S. GAAP  and procedures to be delivered to CELLYNX no later than 90 days after the end of its fiscal year, and (b) quarterly unaudited financial statement to be reviewed by its auditors and prepared in accordance with the same standard under which auditors are required to review Quarterly Reports on Form 10-Q as filed with the U.S. Securities and Exchange Commission and to be delivered to CELLYNX no later than 45 days of the end of each quarter period.

4.3            Business Plan Progress Reports.  DOLLARDEX shall provide CELLYNX with a report on the progress and status of the implementation of the business plan as described under Section 3.16.  The report should include detailed description of the steps taken and progress made to develop the distribution and marketing goals.  The report shall be submitted to CELLYNX no later than 45 days of the end of each quarter period.

4.4            Notification.  DOLLARDEX will promptly notify CELLYNX of any: (i) claim or proceeding involving the Products; or (ii) claimed or suspected CELLYNX defective Product.

4.5            Records.  During the term of this Agreement and for a period of three (3) years after any termination or expiration thereof, DOLLARDEX will maintain complete and accurate books, records and accounts relating to the distribution of the Products, and will permit CELLYNX’s authorized representatives to examine them on reasonable prior notice.

ARTICLE V

COMPENSATION

5. 1           Funding.  As consideration for the licenses granted by CELLYNEX to DOLLARDEX herein DOLLARNEX shall provide funding to CELLYNEX as follows:

(i) One Million U.S. Dollars ($1,000,000) on or before May 31, 2010,   as a Private Placement at .10 per share with .25 cent warrants. Additionally, This Private Placement will serve as consideration for CelLynx  grating an exclusive  license for Latin America and Canada to Dollardex for the CelLynx  Road Warrior unit and any and all accessories.

(ii) One and One half Million U.S. Dollars ($1,500,000) on the following schedule in consideration for an exclusive License for the @Home unit operable in Latin America and Canada.

Five Hundred Thousand U.S. Dollars ($500,000) payable on or before July 1, 2010.

Five Hundred Thousand U.S. Dollars ($500,000) payable on or before August 1, 2010.

Five Hundred Thousand U.S. Dollars ($500,000) payable on or before September 1, 2010.

In the event  that the @Home unit is not operable in Latin America and Canada by January 31, 2011 these payments, at the option of Dollardex may be treated as a prepayment of the license fees or also at the option of Dollardex be treated as convertible debentures as outlined in  Appendix B.

(iii)   Two and one half Million  U.S. Dollars ($2,500,000) payable as follows in consideration for an exclusive License for all CelLynx products and in particular the @Home unit operable in Europe,  Asia and the rest of the world whether or not such other  territories are delineated elsewhere in this agreement.

Five Hundred Thousand U.S. Dollars ($500,000) payable on or before October 1, 2010.

Seven  Hundred and Fifty Thousand U.S. Dollars ($750,000) payable on or before November 1, 2010.

Seven Hundred and Fifty Thousand U.S. Dollars ($750,000) payable on or before December 1, 2010.

Five Hundred  Thousand U.S. Dollars ($500,000) payable on or before January 1, 2011.

In the event  that the @Home unit is not operable in Europe, Asia and the rest of the world by March 31st, 2100 these payments may, at the option of Dollardex,  be treated as prepayment of the license fees or also at the option of  Dollardex be trated convertible debentures as outlined in Exhibit B.

(iv)  Six Million U.S. Dollars ($6, 000,000) payable as additional compensation.

Seven Hundred and Fifty Thousand U.S. Dollars ($750,000) payable on or before Feb. 1, 2011.

Seven Hundred and Fifty Thousand U.S. Dollars ($750,000) payable on or before March 1, 2011.

Three and one half  Million U.S. Dollars ($4.500,000) payable on or before April 1, 2011

5.2 Fee.  Subject to the terms and conditions of this Agreement, the Parties agree that DOLLARNEX shall pay CELLYNX 50.1% of its Net Earnings on a quarterly basis.  Payment shall be paid in cash or immediately available funds and made within 45 days following the end of each quarter.

ARTICLE VI

TERM AND TERMINATION

6.1           Termination upon Breach.  Either Party may terminate this Agreement, and all rights granted and all of its obligations and liabilities hereunder, if the other Party shall at any time materially breach this Agreement, upon written notice of default to such breaching Party. If any breach is inadvertent and reasonably curable, the breaching Party shall have a period of thirty (30) calendar days from the date of notice of default and opportunity to cure (one time only as to any default) such breaching Party's default; provided, however, that any such cure by the breaching Party shall not preclude the non-breaching Party from exercising any rights or remedies it may have hereunder by reason of the breaching Party's default. .

6.2           Other Termination Rights.  CELLYNX shall have the right to terminate this Agreement forthwith by giving written notice of termination to DOLLARDEX  at any time, upon or after:

(a) the involuntary filing by a third party or voluntary filing by DOLLARDEX of a petition in bankruptcy or insolvency;

(b) any adjudication that DOLLARDEX  is bankrupt or insolvent;

(c) the filing by DOLLARDEX of any legal action or document seeking reorganization, readjustment or arrangement of DOLLARDEX’S business under any law relating to bankruptcy or insolvency;

(d) the appointment of a receiver for all or substantially all of the property of DOLLARDEX;

(e) the making by DOLLARDEX of any assignment for the benefit of creditors;

(f) the institution of any proceedings for the liquidation or winding up of DOLLARDEX’S  business or for the termination of its corporate charter; or

(g) the attachment by or assignment to a third party of all or substantially all of the assets of DOLLARDEX.

6.3           Change of Control of DOLLARDEX.  CELLYNX shall have the right to terminate this Agreement upon the occurrence of a Change of Control of DOLLARDEX during the term of this Agreement by providing written notice of termination to DOLLARDEX within sixty (60) days following receipt of written notice of the occurrence of such Change of Control. In the event that CELLYNX does not terminate this Agreement under this Section 6.3, this Agreement will be binding upon CELLYNX and any successor to DOLLARDEX in such Change of Control.  DOLLARDEX shall notify CELLYNX in advance of a proposed Change of Control and, if CELLYNX approves of such Change of Control in writing or notifies DOLLARDEX in writing that it does not intend to terminate this Agreement within forty five (45) days after such notice from DOLLARDEX, then the foregoing right of termination shall be deemed waived.

6.4           Mutual Agreement.  This Agreement may be terminated at any time by mutual written agreement of the Parties.

6.5            Effect of Termination.  Upon the termination or expiration of this Agreement: (i) each Party will promptly return to the other Party or destroy all Confidential Information of the other Party in its possession or control, and will provide the other Party with a certification, signed by one of its officers, certifying the return or destruction of all such Confidential Information; (ii) DOLLARDEX will cease using the Marks and promoting and advertising the Products; and (iii) all licenses hereunder shall terminate.

ARTICLE VII

RIGHT OF FIRST REFUSAL

7.1            Right of First Refusal.  DOLLARDEX hereby grants to CELLYNX an exclusive right of first refusal throughout the term of this Agreement to purchase such interest and rights of DOLLARDEX under similar terms and conditions under which DOLLARDEX contemplates or considers such transaction.  DOLLARDEX shall notify CELLYNX in writing within no more than two (2) days after which it become aware of or is considering the sale of such interest and rights. CELLYNX shall have thirty (30) days to respond to such notice and no more than ninety (90) days within which to exercise such right of first refusal.

7.2              Option to Purchase. Effective July 31, 2012 and for the remainder term of this Agreement, CELLYNX shall have the option to acquire DOLLARDEX; provided however, that in the event of termination of this Agreement prior to July 31 2012 pursuant to Sections 6.1, 6.2, and 6.3 of this Agreement, this Section 7.2 shall become effective at such time.  Upon delivery by CELLYNX to DOLLARDEX of a written notice (the “Purchase Option Notice”), the Parties shall consult with each other in good faith as to the appropriate fair purchase price (the “Purchase Price”).  If the parties determine the Purchase Price by mutual consent within 21 days of the date of delivery of a Purchase Option Notice, the value so determined shall be the Purchase Price.  If the Parties fail to determine the Purchase Price by mutual consent within 21 days of the Purchase Option Notice then the following appraisal procedure shall be adopted. “Appraiser” shall mean a person engaged in the business of appraising businesses who has at least ten (10) years' experience in appraising business similar to DOLLARDEX.

(i) Each Party shall within 30 days of the Purchase Option Notice, appoint an Appraiser to determined the Purchase Price.  If one Party appoints an Appraiser within such 30 day period and the other Party fails to appoint an Appraiser within such 30 day period, the sole Appraiser so appointed shall in good faith determine the Purchase Price within 45 days of the Purchase Option Notice and the value so determined shall be the Purchase Price.

(ii)           If each Party appoints an Appraiser within such 30 day period, such two Appraisers shall each consult each other in good faith as to the Purchase Price. If the Appraisers determine a Purchase Price by mutual consent within 45 days of the Purchase Option Notice the value so determined shall be the Purchase Price.  If the Appraisers do not agree on the Purchase Price by mutual consent but the difference in price between their appraisals does not exceed 10%, the value of the average of the 2 appraisals shall be the Purchase Price.

(iii) If the difference between the 2 appraisals is greater than 10% variance, the two Appraisers shall within 55 days of the Purchase Option Notice appoint a third appraiser. The third Appraiser shall in good faith make a determination of the Purchase Price within 20 days of its appointment. As soon as the third appraiser has delivered its appraisal (the “Third Appraisal”), such Third Appraisal shall be compared with the appraisals given by the other two Appraisers and the average of the two appraisals that are closest to each other shall be the Purchase Price.

ARTICLE VIII

CONFIDENTIALITY.

8.1            Definition.  “Confidential Information” means: (i) any non-public information of a Party, including, without limitation, any information relating to a Party’s technology, techniques, know-how, research, engineering, designs, finances, accounts, procurement requirements, manufacturing, customer lists, business forecasts, marketing plans and planned products and services, including without limitation the Technology; and (ii) any other information of a Party that is disclosed in writing and is conspicuously designated as “Confidential” at the time of disclosure or that is disclosed orally, is identified as “Confidential” at the time of disclosure, and is summarized in a writing sent by the disclosing Party to the receiving party within thirty (30) days of any such disclosure.

8.2            Exclusions.  The obligations in Section 8.3 will not apply to the extent any information: (i) is or becomes generally known to the public through no fault of or breach of this Agreement by the receiving Party; (ii) was rightfully in the receiving Party’s possession at the time of disclosure, without an obligation of confidentiality; (iii) is independently developed by the receiving Party without use of the disclosing Party’s Confidential Information; or (iv) is rightfully obtained by the receiving Party from a third party without restriction on use or disclosure.

8.3            Obligations.  Each party will not use the other Party’s Confidential Information, except as necessary for the performance of this Agreement, and will not disclose such Confidential Information to any third party, except to those of its employees and subcontractors that need to know such Confidential Information for the performance of this Agreement, provided that each such employee and subcontractor is subject to a written agreement that includes binding use and disclosure restrictions that are at least as protective as those set forth herein. Each Party will use all reasonable efforts to maintain the confidentiality of all of the other Party’s Confidential Information in its possession or control, but in no event less than the efforts that it ordinarily uses with respect to its own confidential information of similar nature and importance. The foregoing obligations will not restrict either Party from disclosing the other Party’s Confidential Information or the terms and conditions of this Agreement: (i) pursuant to the order or requirement of a court, administrative agency, or other governmental body, provided that the Party required to make such a disclosure gives reasonable notice to the other Party to enable it to contest such order or requirement; (ii) on a confidential basis to its legal or professional financial advisors; (iii) as required under applicable securities regulations; or (iv) on a confidential basis to present or future providers of venture capital and/or potential private investors in or acquirers of such Party.  The Parties understand this Agreement will be filed with the Securities and Exchange Commission (the “SEC”) and available to the general public, subject to the redaction of specified information to the extent permitted by the SEC.  The Parties agree the existence of this Agreement and DOLLARDEX’s rights hereunder are not Confidential Information.

ARTICLE IX

REPRESENTATIONS AND WARRANTY

9.1           Authorization.  Each Party represents and warrants to the other that it has the legal right and power to enter into this Agreement and to fully perform its obligations hereunder, and that the performance of such obligations will not conflict with its charter documents or any agreements, contracts, or other arrangements to which it is a party.

9.2           Disclaimer.  EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION AND EXTENDS NO WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT.

9.3           Additional Representations.  DOLLARDEX further represents, warrants and covenants that:

(a) It is an entity duly organized, validly existing and in good standing in the jurisdiction of its formation, and has full authority to enter into this Agreement and to perform its obligations hereunder and to make all authorizations and representations specified hereunder and all necessary approvals of any board of directors, shareholders, partners, and lenders have been obtained;

(b) It shall not permit any person or entity to use or gain access to the Technology except as expressly authorized herein, and shall protect against unauthorized usage of or access thereto and shall immediately notify CELLYNX in writing of any such unauthorized access or use;

(c) It shall take all reasonable steps to ensure that all of its Dealers, Customers, employees, agents and independent contractors comply with this Agreement and do not use the Products or Technology or cause the Products or Technology to be used in a manner exceeding the License granted to the DOLLARDEX in this Agreement or in a manner that was not intended by CELLYNX;

(d) It shall be solely responsible for any warranties provided by it to its Dealer, Customers, employees, agents or independent contractors with respect to the Products or use thereof;

(e)  It shall not and shall not allow its Dealers, Customers, employees, agents or independent contractors to use the Products and Technology in any manner that: (1) infringes upon or violates any patent, copyright, trade secret, trademark, or other Intellectual Property Right of CELLYNX or any third part; (2) violates any contractual rights of CELLYNX or any third party (3) constitutes a defamation, libel, invasion of privacy, or violation of any right of publicity or other third-party right or is threatening, harassing, malicious, vulgar, harmful or otherwise objectionable; or (4) violates any applicable international, federal, state or local law, rule, legislation, regulation or ordinance; and

(f) It shall not and shall not allow its Dealers, Customers, employees, agents or independent contractors to use the Products and Technology for any illegal, obscene, offensive or immoral purpose.

9.4           Survival of Obligations.  The obligations set forth in this Section 9 shall remain in effect after termination or expiration of this Agreement for a period of ten (10) years.

ARTICLE X

INDEMNITIES

10.1            CELLYNX Indemnity.  CELLYNX will defend or settle any lawsuit brought against DOLLARDEX, and only DOLLARDEX, to the extent that it is based upon a third-party claim that CELLYNX’s use of the Products or that the Technology, as provided by CELLYNX to DOLLARDEX under this Agreement, infringes any United States patent or any copyright or misappropriates any trade secret, and will pay any costs and damages made in settlement or awarded against DOLLARDEX in final judgment resulting from any such claim, provided that DOLLARDEX: (i) gives CELLYNX prompt notice of any such claim; (ii) gives CELLYNX sole control of the defense and any related settlement of any such claim; and (iii) gives CELLYNX, at CELLYNX’s expense, all reasonable information, assistance, cooperation and authority in connection with the foregoing. CELLYNX will not be bound by any settlement or compromise that DOLLARDEX enters into without CELLYNX’s express prior consent.

10.2            Injunctions.  If DOLLARDEX’s or CELLYNX’s rights to use the Technology or the Products under the terms of this Agreement are or are reasonably threatened to be, or in CELLYNX’s opinion are likely to be, enjoined or fined by any government or regulatory agency, then CELLYNX may, at its sole option and expense: (i) procure for DOLLARDEX the right to continue to use and distribute such Products under the terms of this Agreement; (ii) replace or modify such Products so that it is non-infringing; or (iii) if options (i) and (ii) above cannot be reasonably accomplished, then CELLYNX may terminate DOLLARDEX’s rights and CELLYNX’s obligations hereunder with respect to such Prodcuts.

10.3            Indemnity Exclusions.  CELLYNX will have no obligation under Sections 10.1 or 10.2 for any claim of infringement or misappropriation to the extent that it results from: (i) the combination, operation or use of the Products or the Technology with or in equipment, products, or processes not provided by CELLYNX; or (ii) modifications to a CELLYNX Product other than as otherwise approved by CELLYNX. The foregoing clauses (i) and (ii) are referred to collectively as “Indemnity Exclusions”.

10.4            Limitation.  THE FOREGOING PROVISIONS OF THIS SECTION 10 SET FORTH CELLYNX’S SOLE AND EXCLUSIVE LIABILITY AND DOLLARDEX’S SOLE AND EXCLUSIVE REMEDY FOR ANY CLAIMS OF INFRINGEMENT OR MISAPPROPRIATION OF INTELLECTUAL PROPERTY RIGHTS OR PROPRIETARY RIGHTS OF ANY KIND.

10.5            DOLLARDEX Indemnity.  DOLLARDEX will defend or settle, indemnify and hold CELLYNX harmless from any liability, damages and expenses (including court costs and reasonable attorneys’ fees) arising out of or resulting from any third-party claim based on or otherwise attributable to: (i) DOLLARDEX’s negligence or intentional conduct; (ii) any misrepresentations made by DOLLARDEX with respect to CELLYNX or the Products; or (iii) an Indemnity Exclusion.

ARTICLE XI

LIABILITY

11.1            Limitation of Liability.  IN NO EVENT WILL EITHER PARTY, ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR AFFILIATES BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES, WHETHER BASED UPON A CLAIM OR ACTION OF CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY OR OTHER TORT, OR OTHERWISE, ARISING OUT OF THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS TO THE OTHER PARTY THAT IN CARRYING OUT ITS OBLIGATIONS UNDER THIS AGREEMENT IT WILL NOT KNOWINGLY VIOLATE OR INFRINGE THE VALID AND ENFORCEABLE INTELLECTUAL PROPERTY RIGHTS, INCLUDING THOSE CONFERRED BY A VALID, ENFORCEABLE U.S. OR FOREIGN PATENT, COPYRIGHT, TRADEMARK, OR TRADESECRET OF ANY THIRD PARTY, NOR AID AND ABET THE OTHER PARTY IN ANY SUCH VIOLATION OR INFRINGEMENT.

11.2            Total Liability.  CELLYNX’S TOTAL LIABILITY TO DOLLARDEX UNDER THIS AGREEMENT, FROM ALL CAUSES OF ACTION AND UNDER ALL THEORIES OF LIABILITY, WILL BE LIMITED TO FIVE HUNDRED THOUSAND DOLLARS ($500,000).

11.3            Basis of Bargain.  The parties expressly acknowledge and agree that CELLYNX has set its prices and entered into this Agreement in reliance upon the limitations of liability specified herein, which allocate the risk between CELLYNX and DOLLARDEX and form an essential basis of the bargain between the parties.

ARTICLE XII

GENERAL

12.1            Assignment.  DOLLARDEX may not assign or transfer this Agreement, in whole or in part, by operation of law or otherwise, without CELLYNX’s express prior consent. Any attempt to assign or transfer this Agreement, without such consent, will be null and of no effect. Subject to the foregoing, this Agreement will bind and inure to the benefit of each party’s permitted successors and assigns.

12.2            Governing Law and Jurisdiction.  This Agreement will be governed by and construed in accordance with the laws of the State of California, excluding its conflict of laws principles. The parties disclaim application of the United Nations Convention on Contracts for the International Sale of Goods. Any legal action or proceeding arising under this Agreement will be brought exclusively in the federal or state courts located in Los Angeles County, State of California and the parties hereby irrevocably consent to the personal jurisdiction and venue therein.

12.3            Compliance with Law.  DOLLARDEX will have and maintain all permits and licenses required by any governmental unit or agency and will comply with all applicable laws and regulations, including United States export laws, in performing this Agreement and with respect to the Products.

12.4            Attorneys’ Fees.  The prevailing party in any dispute between the parties relating to this Agreement will be entitled to recover all attorneys’ fees, costs and other expenses that it incurs in connection with such dispute.

12.5            Nonexclusive Remedy.  Except as expressly set forth in this Agreement, the exercise by either party of any of its remedies under this Agreement will be without prejudice to its other remedies under this Agreement or otherwise.

12.6            Notices.  All notices and other communications required or permitted to be given under this Agreement shall be in writing, and delivered via facsimile or email or the postal service to the addresses and numbers designated below:

If to CELLYNX:

CELLYNX, INC.
Attention: Daniel Ash, President &  Chief Executive Officer
25910 Acero,  Suite 370
Mission Viejo, CA  92691
Telephone: (949) 305-5290
Facsimile: (949) 305-5291
Email: da@cellynx.com

With Copy To:

Jeff Jones
DURHAM JONES & PINEGAR, P.C.
111 EAST BROADWAY,, SUITE 900
SALT LAKE CITY, UTAH  841111
Telephone: 801 415 3000
Facsimile: 801 415 3500
Email: JJONES@DJPLAW.COM

If to DOLLARDEX :

DOLLARDEX, CORP.
Attention: Daniel S. Bland, President and Chief Executive Officer
5535 Peregrine Way
Blain, WA 98320
Telephone: (360) 656-6395
Facsimile: (408) 549-9903
Email: danielbland2@hotmail.com

12.7            Force Majeure.  Neither Party will be responsible for any failure or delay in its performance under this Agreement (except for any payment obligations) due to causes beyond its reasonable control, including, but not limited to, labor disputes, strikes, lockouts, shortages of or inability to obtain energy, raw materials or supplies, war, terrorism, riot, or acts of God.

12.8            Relationship of the Parties.  The parties are independent contractors and this Agreement will not establish any relationship of partnership, joint venture, employment, franchise or agency between the Parties. Neither Party will have the power to bind the other Party or to incur any obligations on its behalf, without the other Party’s prior consent.

12.9            Waiver.  The failure by either Party to enforce any provision of this Agreement will not constitute a waiver of future enforcement of that or any other provision.

12.10            Severability.  If for any reason a court of competent jurisdiction finds any provision of this Agreement invalid or unenforceable, that provision of the Agreement will be enforced to the maximum extent permissible and the other provisions of this Agreement will remain in full force and effect.

12.11            Equitable Relief.  DOLLARDEX acknowledges that any breach of its obligations under this Agreement with respect to the proprietary rights, Intellectual Property, or Confidential Information of CELLYNX will cause CELLYNX irreparable injury and significant injury for which there are inadequate remedies at law. Accordingly, CELLYNX will be entitled to obtain immediate equitable relief to enjoin any such breach, in addition to all other rights and remedies that it may have under this Agreement, at law or otherwise.

12.12            Entire Agreement.  This Agreement, including all exhibits hereto, constitutes the complete and exclusive understanding and agreement between the Parties regarding its subject matter and supersedes all prior or contemporaneous agreements or understandings, whether written or oral, relating to its subject matter including without limitation the Prior Agreement which is hereby terminated and superseded by this Agreement upon the Effective Date hereof. Any waiver, modification or amendment of any provision of this Agreement will be effective only if in writing and signed by duly authorized representatives of each Party.

12.13            Counterparts.  This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first written above.

CELLYNIX INC.

By: /s/ Daniel Ash
Name: Daniel Ash
Title: President & Chief Executive Officer

DOLLARDEX CORP.

By: /s/ Daniel S. Bland
Name: Daniel S. Bland
Title: Chief Executive Officer

EXHIBIT A

MARKS:  5BARz™

EXHIBIT B

The General Terms and conditions of the Convertible Debenture referred to in Article V of the Dollardex Master Global Distribution Agreement (The Agreement)

ISSUER:	Cellynx Group, Inc. (The Company or The Issuer))

ISSUE SIZE:	A series of Convertible Debentures as outlined in Article V of The Agreement up to an aggregate maximum of Four Million U.S. Dollars (4,000,000)

INVESTOR:	Dollardex, Inc., a Panamanian Company (Dollardex) or its Designee also herein referred to as Dollardex.
OPERATION:
Each convertible debenture will be issued by The Company, at the option of Dollardex in accordance with the terms of Article V of the agreement, in the amount stipulated and after a period of 90 days beyond  the Company’s  failure to produce the product scheduled for delivery.  As an example, Article V, Section 5.1 (iii) provides that the Company will  deliver an operable @Home unit for Europe and Asia by Jan 1, 2011.  If such unit is not delivered as specified a convertible debenture in the amount of Two Million Five Hundred Thousand U.S. Dollars ($2, 500,000) will be issued by the Company in favor of Dollardex or its designee within Ninety  days of that date.

TERMS:
Each convertible debenture will bear an interest rate of  10% per annum payable quarterly.  Interest is payable at the option of Dollardex in cash or Common Stock at the then applicable conversion price as defined below.

CONVERSION
PRICE:
At the option of Dollardex, the Debentures will convert into shares of the Company’s Common Stock or Promissory Notes.  If convertible into shares, the conversion price will be at a 25% discount to the market price at the closing price on the day of conversion.  If convertible into Promissory Notes, the rate of interest will be 10% payable quarterly and the term of the note will be one year from the date of issuance.

PREPAYMENT
RIGHT:	The Company will have the right to prepay all or part of the outstanding principal and related accrued interest at any time prior to the end of the term.

DEFAULT
PROVISIONS	In the event of default on any one of the convertible debentures, the Issuer will have 90 days to cure such default or provide the product applicable to the license.